UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017 (January 24, 2017)

  GREEN DRAGON WOOD PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53379	26-1133266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 312, 3rd Floor, New East Ocean Centre

9 Science Museum Road

Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 2482 5168

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2017, Green Dragon Wood Products, Inc., a Florida company (the “Company”) and William Mook entered into a Letter Agreement (the “Letter Agreement”) amending the Letter of Intent originally dated November 16, 2016 (as amended on December 28, 2016, the “Letter of Intent”) so that closing of the acquisition (the “RTO”, as defined in the Letter of Intent) shall occur as soon as practicable after the Company files all of the reports necessary to be filed with the Securities and Exchange Commission (the “SEC”), so that the Company becomes current in its SEC filings.

The Letter Agreement also contemplates that the Company will enter into a reverse stock split after the closing of the RTO, and therefore, certain adjustments were made to the number of securities to be issued by the Company in the RTO.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the Letter Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement between the Company and William Mook dated January 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Dragon Wood Products, Inc.

Date: January 25, 2017

/s/ Kwok Leung Lee
Name: Kwok Leung Lee
Title: Chief Executive Officer

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